POWER OF ATTORNEY

The undersigned individual hereby constitutes and appoints each of Rocco B. Commisso, Mark E. Stephan, Joseph E. Young and Bruce Gluckman the undersigned's true and lawful attorney-in-fact and agent to execute any and all instruments and documents in the undersigned's name which such attorney-in-fact may deem necessary or advisable to comply with Section 16(a) of the Securities Exchange Act of 1934 and any rules of the Securities and Exchange Commission promulgated pursuant thereto, in connection with the undersigned's direct or indirect ownership of securities of Mediacom Communications Corporation, a Delaware corporation (such securities being referred to herein as "Securities"), including without limitation the power and authority to sign for the undersigned in the undersigned's name Forms 3, 4, or 5 and any and all amendments thereto, to file the same, and to take any other action of any type whatsoever in connection with the foregoing which, in the judgment of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in their discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or their substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned hereby acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports pursuant to Section 16 of the Exchange Act of 1934 with respect to the undersigned's holdings of and transactions in securities issued by Mediacom Communications Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this day of September, 2002.
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                                                                      Individual
                                                James M. Carey
                                                [Print Name]


                                                                   Institutional

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                                Print Name of Entity

                                By:
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                                   Signature of authorized representative

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                                   Print name of authorized representative